Exhibit 99.1

For Further Information:

Howard N. Feist
Chief Financial Officer
(781) 237-6655

CONGOLEUM CORPORATION’S PLAN OF REORGANIZATION GOES EFFECTIVE

WELLESLEY HILLS, MA, JULY 8, 2010 - American Biltrite Inc. (NYSE Amex: ABL) reported today that the bankruptcy reorganization plan of its former majority-owned subsidiary Congoleum Corporation became effective as of July 1, 2010.  By operation of the reorganization plan, American Biltrite’s ownership interest in Congoleum was eliminated and new shares in Congoleum have been issued to certain of Congoleum’s prepetition creditors.  American Biltrite will cease including Congoleum in its consolidated results for periods beginning on or after July, 1, 2010, the plan effective date.

Roger S. Marcus, Chairman of the Board, commented “Congoleum’s reorganization process was long and difficult, and we are pleased to have it concluded.  Although American Biltrite’s ownership interest in Congoleum was eliminated in the reorganization, we will continue to provide management services under a two year agreement that we entered into with Congoleum pursuant to the Congoleum plan of reorganization.  We are optimistic about Congoleum’s prospects and look forward to working with the new ownership.”

Warning regarding forward-looking statements and certain risks

The above news release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, that involve risks, uncertainties and assumptions.  These forward-looking statements are based on American Biltrite’s expectations, as of the date of this release, of future events. American Biltrite undertakes no obligation to update any of these forward looking statements, except as may be required by the federal securities laws.  Although American Biltrite believes that these expectations are based on reasonable assumptions, within the bounds of its knowledge of its business and experience, there can be no assurance that actual results will not differ materially from expectations.  Any or all of these expectations may turn out to be incorrect and any forward-looking statements made in this release speak only as of the date of this release.  Readers are cautioned not to place undue reliance on any forward-looking statements.  Actual results could differ significantly as a result of various factors.  For example, the above news release states that American Biltrite will continue to provide management services to Congoleum under a two year agreement it entered into with Congoleum.  However, that agreement provides that it may be terminated in whole or in part with respect to the provision of certain management services prior to the expiration of that two year term and there can be no assurances that an early termination will not occur.  Further, that agreement governs certain other commercial arrangements between American Biltrite and reorganized Congoleum, which may also be terminated prior to the expiration of the agreement’s two year term in certain circumstances as well as may give rise to other possible sources of claims.  In addition, this news release indicates American Biltrite is optimistic about Congoleum’s prospects; however, American Biltrite makes no predictions and gives no assurances in this regard.

Also, a small group of asbestos plaintiffs, whose objections to the Congoleum plan of reorganization had been overruled by the United States District Court for the District of New Jersey, filed a notice of appeal of the District Court's order confirming the Congoleum plan of reorganization with modifications to the United States Court of Appeals for the Third Circuit.   American Biltrite understands that, because the Congoleum plan of reorganization has been substantially consummated, Congoleum intends to move to dismiss that appeal as equitably moot and hopes to resolve the appeal in the near term. However, there can be no assurances as to how that appeal or any other similar or related appeal may be ultimately disposed or otherwise resolved.

The consummation of the Congoleum plan of reorganization does not affect American Biltrite’s own significant asbestos related liabilities.  The extent of American Biltrite’s asbestos related liabilities and related funding obligations, and the impact such liabilities may have on its businesses, financial condition and results of operations, will depend on various factors, many of which are beyond American Biltrite’s control, including:  the future cost and timing of estimated asbestos liabilities and payments; the extent to which asbestos related claims are made against American Biltrite and the costs and timing associated with defending against such claims; the availability of insurance coverage and reimbursement from insurance companies that underwrote the applicable insurance policies for asbestos-related claims; the availability of funds to pay any such amounts for which insurance or other third party reimbursements are not available; the extent to which resources are diverted from American Biltrite’s businesses to instead be applied to such liabilities and related matters; the extent to which other defendants which may be found to be jointly and severally liable with American Biltrite fund their allocated portion of asbestos liabilities; and the impact any adopted federal legislation addressing asbestos claims may have on American Biltrite’s and Congoleum’s businesses, results of operations or financial conditions.

Other factors which may cause actual results to differ from expectations include those set forth in American Biltrite’s other filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended December 31, 2009, Quarterly Report on Form 10-Q for the quarter ended March 31, 2010, and its subsequent filings.